UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 25, 2006 (February 15, 2006)

KENEXA CORPORATION

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	000-51358	23-3024013
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	I.R.S. Employer Identification Number)

650 East Swedesford Rd

Wayne, PA 19087

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (610) 971-9171

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                                  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 15, 2006, John D. Rutherford notified Kenexa Corporation (the “Company”) that he intended to step down from the Company’s Board of Directors and would not stand for re-election at the Company’s 2006 Annual Meeting of Shareholders. Mr. Rutherford further indicated that he expected to stay on the board until a successor was identified and appointed to the Board of Directors but not later than the Company’s 2006 Annual Meeting of Shareholders. On April 24, 2006, Mr. Rutherford informed the Company that his resignation would be effective May 17, 2006, which is the date of the Company’s Annual Meeting of Shareholders. Mr. Rutherford currently serves as the chairman of the Compensation Committee of the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kenexa Corporation

Date: April 25, 2006	By:	/s/ Donald F. Volk
Donald F. Volk
Chief Financial Officer